                         CYTOCLONAL PHARMACEUTICS INC.
                          9000 Harry Hines Boulevard
                                   Suite 330
                              Dallas, Texas 75235
                                (214) 353-2922

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 28, 1997
                               ----------------

To the Stockholders of Cytoclonal Pharmaceutics Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytoclonal Pharmaceutics Inc. (the "Company") will be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on June 28, 1997, 2:00 P.M. local time, for the purpose of electing four directors, each for a term of one year or until their respective successors are elected and qualify.

     The close of business on April 30, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Secretary, Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.



                                        By Order of the Board of Directors


                                        Daniel Shusterman, J.D., Secretary

Dallas, Texas
May 5, 1997

                         CYTOCLONAL PHARMACEUTICS INC.
                          9000 Harry Hines Boulevard
                                   Suite 330
                              Dallas, Texas 75235
                                (214) 353-2922

                               ----------------
                                PROXY STATEMENT
                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 28, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cytoclonal Pharmaceutics Inc. (the "Company") of proxies in the enclosed form for the Annual Meeting of Stockholders to be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on June 28, 1997, at 2:00 P.M. local time, and for any adjournment or adjournments thereof, for the purpose set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted FOR proposal 1 listed below and, in their best judgment, will be voted on any other matters as may come before the meeting. Any stockholder giving such a proxy has the power to revoke the same at any time before it is voted by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Mr. Daniel Shusterman--Secretary, Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

     The principal executive offices of the Company are located at 9000 Harry Hines Boulevard, Suite 330,
Dallas, Texas 75235. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is May 5, 1997.

                               VOTING SECURITIES

     Only holders of shares of Common Stock, par value $.01 per share (the "Common Stock") and shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") (the Common Stock and the Preferred Stock are collectively referred to herein as "Shares"), of record as of the close of business on April 30, 1997 are entitled to vote at the meeting. On the record date there were issued and outstanding 9,381,960 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the meeting. The holders of a majority of the outstanding Shares shall constitute a quorum.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the shares present, in person or by proxy, at the meeting and entitled to vote is required for the election of directors. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Proxy ballots are received and tabulated by the Company s transfer agent and certified by the inspector of election.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the capital stock of the Company as of April 30, 1997 by (i) each person deemed to be the beneficial owner of more than 5% of any class of capital stock of the Company, (ii) each director of the Company, (iii) the named executive officers, and

(iv) all directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

                                                                                            Series A
                                                       Common Stock                      Preferred Stock
                                            -----------------------------------   -----------------------------
                                               Amount and                         Amount and
                                               Nature of                          Nature of                       Percent of
                                               Beneficial                         Beneficial                      all Voting
                                               Ownership          Percent of      Ownership       Percent of      Securities
Name and Address of Beneficial Owner(1)           (2)             Class (2)          (3)          Class (3)          (4)
-----------------------------------------   -------------------   -------------   -------------   -------------   ------------
Janssen-Meyers Associates, L.P.    ......        1,639,500(5)         20.0            50,000          4.3             18.0
Bruce Meyers  ...........................          829,500(6)         10.1            20,000          1.7              9.1
Peter W. Janssen    .....................          810,000(7)          9.9            30,000          2.6              9.0
Kinder Investments, L.P.  ...............          790,000(8)          9.6                --           --              8.4
Lindsay A. Rosenwald, M.D.   ............          630,000(9)          7.7                --           --              6.7
Arthur P. Bollon, Ph.D.   ...............          430,000(10)         5.1                --           --              4.5
Ira Gelb, M.D.   ........................           45,400(11)           *                --           --                *
Irwin Gerson  ...........................           40,200(12)           *                --           --                *
Walter Lovenberg, Ph.D.   ...............           41,000(13)           *                --           --                *
Directors and executive officers as
 a group (5 persons)   ..................          572,600(14)         6.7                --           --              5.9

------------
*less than 1%

A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235.

 (2) Calculated on the basis of 8,215,931 shares of Common Stock outstanding except that shares of Common Stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

 (3) Calculated on the basis of 1,166,029 shares of Series A Preferred Stock outstanding.

 (4) Calculated on the basis of an aggregate of 9,381,960 shares of Common Stock and Series A Preferred Stock outstanding except that shares of Common Stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

 (5) The address for Janssen-Meyers Associates, L.P. ("JMA") is 17 State Street, New York, New York 10004. Messrs. Meyers and Janssen are each 50% stockholders and the sole officers and directors of the corporate general partner of JMA. The aggregate number of shares of Common Stock and Series A Preferred Stock, respectively, owned by Messrs. Meyers and Janssen, or with respect to which they own warrants or options exercisable within 60 days of the date hereof, are also set forth as though owned by JMA.

 (6) Mr. Meyers' address is c/o Janssen-Meyers Associates, L.P., 17 State Street, New York, New York 10004. Consists of 829,500 shares of Common Stock, including 38,000 shares of Common Stock held in the name of a private charitable foundation of which Mr. Meyers is sole trustee, and 20,000 shares of Series A Preferred Stock (which are convertible into 20,000 shares of Common Stock).

 (7) Mr. Janssen's address is c/o Janssen-Meyers Associates, L.P., 17 State Street, New York, New York 10004. Consists of 810,000 shares of Common Stock and 30,000 shares of Series A Preferred Stock (which are convertible into 30,000 shares of Common Stock).

 (8) The address for Kinder Investments, L.P. is 779 CR403, Greenville, New York 12083. Kinder Investments, L.P. is a Delaware limited partnership, the general partner of which is the Chairman of the Board of D.H. Blair & Co., Inc, and, whose limited partners consist of the children (including the wife of Dr. Rosenwald) and grandchildren of J. Morton Davis, the sole stockholder of D.H. Blair Investment Banking Corp. ( D.H. Blair ). Consists of 750,000 shares of Common Stock and Class A Warrants to acquire 40,000 shares of Common Stock, all of which are currently exercisable. Does not include 150,000 shares of Common Stock owned by D.H. Blair Investment Banking Corp. nor currently exercisable options to acquire 202,500 shares of Common Stock held by D.H. Blair Investment Banking Corp.

 (9) The address for Dr. Rosenwald is c/o 375 Park Avenue, New York, New York 10022. Dr. Rosenwald is a son-in-law of J. Morton Davis, the sole stockholder of D.H. Blair. Includes 153,500 shares of Common Stock owned of record by the Rosenwald Foundation, Inc., a tax-exempt charitable organization, of which Dr. Rosenwald is a trustee. See note (8) above.

(10) Consists of 200,000 shares of Common Stock and options to purchase 230,000 shares of Common Stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 170,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(11) Consists of options to purchase 45,400 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 23,600 shares of Common Stock not exercisable within 60 days of the date hereof.

(12) Consists of options to purchase 40,200 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 24,800 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(13) Consists of 2,000 shares of Common Stock and options to purchase 39,000 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 26,000 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(14) Consists of 202,000 shares of Common Stock and options to purchase an aggregate of 370,600 shares of Common Stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 253,400 shares of Common Stock not exercisable within 60 days of the date hereof.

                              EXECUTIVE OFFICERS

     The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                       Year Became An
Name                         Age      Executive Officer                Position
-------------------------   ------   --------------------   --------------------------------
Arthur P. Bollon, Ph.D.      54       1991                   Chairman, President and Chief
                                                             Executive Officer
Daniel Shusterman, J.D.      33       1994                   Vice President of Operations,
                                                             Treasurer and Chief Financial
                                                             Officer

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting four directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election of the nominees listed below, to serve as directors, unless the proxy contains contrary instructions. Management has no reason to believe that the nominees will not be candidates or will be unable to serve as directors. However, in the event that the nominees should become unable or unwilling to serve as directors, the proxy will be voted for the election of such persons as shall be designated by the directors.

             THE FOLLOWING IS INFORMATION REGARDING EACH NOMINEE:
                                   Nominees

              Name                     Age      Year First Became A Director
-----------------------------------   ------   ------------------------------
Arthur P. Bollon, Ph.D.   .........    54                  1991
Ira J. Gelb, M.D.   ...............    68                  1994
Irwin C. Gerson  ..................    67                  1995
Walter M. Lovenberg, Ph.D.   ......    62                  1995


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Biographical Information

     Certain information about the executive officers, directors and principal scientists of the Company is set forth below. This information has been furnished to the Company by the individuals named.

     Arthur P. Bollon, Ph.D., a founder of the Company, has, since the Company's inception in 1991, served as Chairman of the Board of Directors, President, Chief Executive Officer and, until March 1995, Treasurer. Dr. Bollon received his Ph.D. from the Institute of Microbiology at Rutgers University and was a Post Doctoral Fellow at Yale University. He has served as consultant to a number of major companies (including Merck, Sharp & Dohme and Diamond Shamrock) and has previously served on the Board of Directors and Advisory Boards of several biotechnology companies, including Viragen, Inc., Wadley Biosciences Corp. and American Bionetics, Inc. From 1987 to 1991, Dr. Bollon served as President and Chief Executive Officer of the Wadley/Phillips Partnership. Prior to that time, he was Director of Genetic Engineering and Chairman of the Department of Molecular Genetics at Wadley Institutes of Molecular Medicine. In his capacities at the Wadley/Phillips Partnership and Wadley Institutes, Dr. Bollon has played a leading role in bringing the technology that forms the basis of CPI from conception to reality.

     Ira J. Gelb, M.D. has been a director of the Company since April 1994. Dr. Gelb received his M.D. from New York University School of Medicine in 1951. After finishing his training in cardiology at the Mount Sinai Hospital in New York City in 1957, he continued his association with that institution until his retirement in 1992. During this period, he was appointed Attending Cardiologist and Associate Clinical Professor at the Mount Sinai School of Medicine. Other appointments included Associate Professor of Cardiology at Cornell Medical School, Adjunct Clinical Professor of Cardiology at New York Medical College, Cardiology Consultant at Lawrence Hospital, Bronxville, N.Y. and United Hospital, Portchester, N.Y. Dr. Gelb is a past President of the American Heart Association, Westchester-Putnam Chapter and was a Senior Assistant Editor with the American Journal of Cardiology from 1968-1983, when be became a founding editor of the Journal of the American College of Cardiology (the "JACC"). Dr. Gelb continued as a Senior Assistant Editor of JACC until his retirement in 1992. Since that time, he has served on the boards of various pharmaceutical companies. Dr. Gelb has been an Adjunct Professor, Department of Chemistry and Biochemistry at Florida Atlantic University and a member of its Foundation Board, since October 1996. Since December 1996 he has also been a member of the Board of Directors of the American Heart Association -- Boca Raton Division.

     Irwin C. Gerson has been a director since March 1995. Mr. Gerson has been, since 1986, Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical communications to healthcare professionals. Mr. Gerson received his B.S. in pharmacy from Fordham University and an MBA from the NYU Graduate School of Business Administration. In 1992 Mr. Gerson received an honorary Doctor of Humane Letters from the Albany College of Pharmacy. Mr. Gerson serves as a Trustee of Long Island University, Chairman of The Council of Overseers -- Arnold and Marie Schwartz College of Pharmacy, member of the Board of Trustees of the Albany College of Pharmacy and, from 1967 through 1974, was a lecturer on sales management pharmaceutical marketing at the Columbia College School of Pharmacy. Mr. Gerson also serves as a Member of the Board of Governors, New York Council, American Association of Advertising Agencies, a Director (and past chairman) of Business Publications Audit ("BPA"), and a Director of the American Foundation for Pharmaceutical Education. He has previously served as a Director of the Connecticut Grand Opera, a Director of the Stamford Chamber Orchestra, a Director of the Foundation of Pharmacists and Corporate Americans for AIDS Education, the Pharmaceutical Advertising Council, Penn Dixie Industries, Continental Steel Corporation, the Nutrition Research Foundation and as a Trustee of the Chemotherapy Foundation. Mr. Gerson is also a director of Andrx Corp., a NASDAQ traded company.

     Walter M. Lovenberg, Ph.D. has been a director since August 1995. Dr. Lovenberg was an executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through August 1993. Dr. Lovenberg served as the President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Prior to joining Marion Merrell Dow (1958-1985), he was a Senior Scientist and Chief of Biochemical Pharmacology at the National Institutes of Health. Currently Dr. Lovenberg is President of Lovenberg Associates, Inc. and is a member of the Board of Directors of Oncogene Science Inc. and Xenometrix Inc. Dr. Lovenberg received his Ph.D. from George Washington University and his B.S. and M.S. from Rutgers University. Dr. Lovenberg, who serves as Executive Editor of Analytical Biochemistry and Editor
(USA) of Neurochemistry International, is a consulting editor to several other scientific journals. He has been the recipient of many awards, including a Fulbright-Hays Senior Scholar Award and a Public Health Service Superior Service Award. Dr. Lovenberg is a member of the American College of Neuropsychopharmacology, the American Society of Neurochemistry and the American Society of Biochemistry and Molecular Biology.

     Daniel Shusterman, J.D. was named Vice President of Operations of the Company in 1994 and Treasurer and Chief Financial Officer in March 1995, after having served as Director of Operations since he joined the Company in 1991. Mr. Shusterman received his M.S. degree with an emphasis on biotechnology from the University of Texas in 1988. He was Director of Operations at Wadley/Phillips Partnership for three years prior to joining CPI. Mr. Shusterman is a registered Patent Agent and received his J.D. from Texas Wesleyan University School of Law in 1993 and has been a member of the Texas bar since 1994. In addition to his role as a V.P. of Operations, he is contributing to the implementation of an intellectual property protection and maintenance system at CPI.

Meetings Of The Board

     During the fiscal year ended December 31, 1996, there were four formal meetings of the Board of Directors, several actions by unanimous consent and several informal meetings. The Board of Directors has an Audit Committee and Compensation Committee. During the fiscal year ended December 31, 1996, there were no formal meetings of the Audit Committee and the Compensation Committee, though such Committees informally met at several of the Board of Directors' meetings and approved of actions by unanimous consent. Each director of the Company attended all Board meetings of which he was a member during the fiscal year ended December 31, 1996.

Committees Of The Board Of Directors

     The Audit Committee is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. Its members are Arthur P. Bollon, Ph.D., Ira J. Gelb, M.D., and Irwin C. Gerson.

     The Compensation Committee will establish salaries, incentives and other forms of compensation for officers, directors and certain key employees and consultants, administer the Company's various incentive compensation and benefit plans, and recommend policies relating to such plans. Its members are Ira J. Gelb, M.D. and Irwin C. Gerson.

     The Company does not have a formal Stock Option Committee, Nominating Committee or Executive Committee of the Board of Directors.

Section 16(a) Reporting Under The Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation paid by the Company to its chief executive officer and to the Company's four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers") for services during the fiscal years ended December 31, 1996, 1995 and 1994:

                          Summary Compensation Table

                                                                                           Long-Term
                                                                                          Compensation
                                                         Annual                             Awards
                                  -----------------------------------------------------   --------------
          Name and                                                      All other            Stock
     Principal Position            Year      Salary        Bonus      Compensation(1)      Options #
-------------------------------   -------   -----------   --------   ------------------   --------------
Arthur P. Bollon, Ph.D.  ......    1996      $165,951      --          $6,000                 150,000
 Chairman and Chief                1995      $140,019      --          $6,000                      --
 Executive Officer                 1994      $136,542      --          $6,000                      --

------------
(1) Consisting of car allowances.

     During the fiscal year ended December 31, 1996, deliberations concerning executive officer compensation were made by the Company's Compensation Committee which committee includes Ira J. Gelb, M.D. and Irwin C. Gerson.

Option Grants in Fiscal 1996

     The following table sets forth certain information with respect to options granted during the year ended December 31, 1995 to the Named Executive Officers:


                     Option/SAR Grants in Last Fiscal Year

                                           Individual Grants
--------------------------------------------------------------------------------------------------------
                                               % of Total
                                               Options/SARs
                                               Granted to
                            Options/SARs       Employees in      Exercise of Base
         Name                Granted(#)        Fiscal Year        Price ($/Sh)        Expiration Date
-------------------------   ---------------   ---------------   ------------------   -------------------
Arthur P. Bollon,  ......          50,000      30.3%             $4.125               April 1, 2006
Ph.D.                             100,000      60.6%             $2.25                December 15, 2006

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                                                                Value of
                                                                          Number of          Unexercised In-
                                                                         Unexercised           the-Money
                                                                        Options/SARs at      Options/SARs at
                                      Shares                              FY-End(#)            FY-End(#)
                                    Acquired on          Value           Exercisable/         Exercisable/
             Name                   Exercise (#)      Realized ($)      Unexercisable        Unexercisable(1)
--------------------------------   ---------------   ---------------   ------------------   ------------------
Arthur P. Bollon, Ph.D.   ......         0                 0            280,000/120,000       $95,000/$ --


------------
(1) Based on the fair market value of the Company's Common Stock on December 31, 1996, as determined by the Company's Board of Directors.

Employment Contracts and Termination of Employment and Change-In-Control
   Arrangements

     Arthur P. Bollon, Ph.D. is employed under an extension effective November 7, 1995 to his 1992 employment agreement with the Company, which agreement has been extended until November 6, 2000. As extended, the agreement provides for the payment to Dr. Bollon of a base salary of $165,000 per year with annual increases of not less that 5% per year. In addition, in the event Dr. Bollon is terminated without just cause or due to a Disability (as defined in the employment agreement), the employment agreement provides that Dr. Bollon shall receive severance payments of equal monthly installments at the base rate until the earlier of the expiration of the term or the expiration of 36 months. Dr. Bollon also receives a car expense allowance of $500 per month under the employment agreement. In November 1992, the Company granted Dr. Bollon options to purchase 200,000 shares of Common Stock, at an exercise price of $1.65 per share. In April 1996, the Company granted Dr. Bollon options to purchase 50,000 shares of Common Stock at an exercise price of $4.125 per share. In December 1996, the Company granted Dr. Bollon options to purchase 100,000 shares of Common Stock at an exercise price of $2.25 per share and in January 1997 the Company granted Dr. Bollon options to acquire 50,000 shares of common Stock at an exercise price of $2.375 per share. All such options are exercisable to the extent of 40% after six months of continuous employment from the grant date and to the extent of an additional 20% on and after each of the first three anniversaries of the grant date. In March 1995, the Company's Board of Directors approved an amendment to Dr. Bollon's employment agreement, effective November 7, 1995, to extend the term until November 6, 2000 and to increase his base salary to $165,000 per annum. See "-- Stock Options."

     Each of the Company's executive officers and the Company's principal scientists have entered into confidentiality and patent assignment agreements with the Company.

Compensation of Directors

     Each director who is not an officer or an employee of the Company (an "Outside Director") receives $1,000 per month in compensation. During the fiscal year ended December 31, 1996 three Outside Directors received options to purchase 50,000 shares of Common Stock. The exercise price of each share underlying such options is equal to the fair market value of the Common Stock on the date of grant. See Employment Contracts and Termination of Employment and Change-In-Control Arrangements above.

Board of Directors Compensation Report

     The Company strives to apply a uniform philosophy to compensation for all of its employees, including the members of its senior management. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives.

     The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the following principles, which are applicable to compensation decisions for all employees of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

     During the last fiscal year, the compensation of executive officers consisted principally of salary. Salary levels have been set based upon historical levels, amounts being paid by comparable companies and performance.

1992 Stock Option Plan

     In October 1992, the Board of Directors of the Company adopted the Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan (the "1992 Plan") which provides for the awarding of the Company's Common Stock to selected key employees, directors, consultants and advisors of the Company. The 1992 Plan authorizes the awarding of up to 520,000 shares of the Company's Common Stock in the aggregate. The awards under the 1992 Plan are subject to restrictions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. As of December 31, 1996, 21,500 shares of the Company's Common Stock are available for future grant and options to acquire 418,500 shares remain outstanding under the 1992 Plan.

1996 Stock Option Plan

     In April 1996 the Board of Directors adopted the 1996 Stock Option Plan (the 1996 Plan) which provides for the awarding of the Company s Common Stock to selected key employees, directors, consultants and advisors to the Company. The 1996 Plan authorizes the awarding of up to 150,000 shares of the Company s Common Stock in the aggregate. The awards under the 1992 Plan are subject to instructions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. As of December 31, 1996, 415,000 shares of the Company's Common Stock were available for future grant and options to acquire 335,000 shares remain outstanding under the 1996 Plan.

Insurance for Indemnification of Directors and Officers

     The Company has in effect, with Transamerica Insurance Finance Corporation under a policy effective September 15, 1995, and expiring on September 14, 1997, insurance covering all of its current directors and officers against certain liabilities and reimbursing the Company for obligations which it incurs as a result of its indemnification of such directors and officers. The annual premium is $161,000.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Ira J. Gelb, M.D. and Irwin C. Gerson. No member of the Compensation Committee is a current or former officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

   This report has been provided by the Board of Directors of the Company.

        Arthur P. Bollon, Ph.D.
        Ira J. Gelb, M.D.
        Irwin C. Gerson
        Walter M. Lovenberg, Ph.D.

     The compensation report shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report.

Relationship with Independent Public Accountants

     The firm of independent accountants of the Company selected by the Board of Directors for the current fiscal year is Richard A. Eisner & Company, LLP. The Board of Directors does not expect that representatives of Richard A. Eisner & Company, LLP will be present at the Annual Meeting of Stockholders.

                                    GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. In addition, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, the Company's transfer agent, has been engaged to mail proxies on behalf of the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph.

     The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 1996 (as filed with the Securities and Exchange Commission) including the financial statements and the schedules thereto. All such requests should be directed to Daniel Shusterman, Esq., Secretary, Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235.

     All proposals of stockholders intended to be included in the Proxy Statement to be presented at the next Annual Meeting of Stockholders must be received at the Company's executive office in Dallas, Texas no later than January 5, 1998.

                                        By Order of the Board of Directors


                                        Daniel Shusterman, J.D., Secretary

Dated: May 5, 1997

PROXY
                         CYTOCLONAL PHARMACEUTICS INC.
          9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235 This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Arthur P. Bollon, Ph.D. and Daniel Shusterman, J.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Cytoclonal Pharmaceutics Inc. held of record by the undersigned on April 30, 1997, at the Annual Meeting of Stockholders to be held on June 28, 1997 or any adjournment thereof.

1. ELECTION OF DIRECTORS:
   / / FOR all nominees listed below           / / WITHHOLDING AUTHORITY
   (except as marked to the contrary below)    to vote for all nominees listed
                                               below

          Arthur P. Bollon, Ph.D., Ira J. Gelb, M.D., Irwin C. Gerson
                         and Walter M. Lovenberg, Ph.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)
--------------------------------------------------------------------------------



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

   If no direction is made, this proxy will be voted for Proposal 1.

                                            PLEASE SIGN EXACTLY AS NAME APPEARS
                                            BELOW. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN.

                                            Dates:----------------------  , 1997

                                            Signature:--------------------------

                                            Signature if held
                                            jointly:----------------------------
                                            (When signing as attorney, as
                                            executor, as administrator, trustee
                                            or guardian, please give full title
                                            as such. If a corporation, please
                                            sign in full corporate name by
                                            President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.)